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                                  SCHEDULE 14C

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                           Petroleum Helicopters, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

      (5)   Total fee paid:

        ------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

        ------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

      (3)   Filing Party:

        ------------------------------------------------------------------------

      (4)   Date Filed:

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
                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 4, 2004

To the Holders of Voting Stock of Petroleum Helicopters, Inc.:

      The 2004 Annual Meeting of Stockholders of Petroleum Helicopters, Inc. ("PHI") will be held at Lafayette Hilton & Towers (Maple Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Tuesday, May 4, 2004, at 8:00 a.m., local time, to:

      1.    Elect directors.

      2. Vote upon a proposed amendment to the Articles of Incorporation to change the corporate name to PHI, Inc.

      3. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

      Holders of record of PHI's voting common stock at the close of business on April 12, 2004, are entitled to notice of and to vote at the Meeting.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                           By Order of the Board of Directors



                                           /s/ Michael J. McCann
                                           -------------------------
                                           Michael J. McCann
                                           Secretary

Lafayette, Louisiana
April 20, 2004

                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508

                              INFORMATION STATEMENT
                FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                   May 4, 2004

      This Information Statement is furnished to holders of voting common stock ("Voting Stock") of Petroleum Helicopters, Inc. ("PHI" or "the Company") at the direction of its Board of Directors (the "Board") in connection with the Annual Meeting of Stockholders of PHI (the "Meeting") to be held on May 4, 2004, at the time and place set forth in the accompanying notice and at any adjournments thereof.

      Stockholders of record of Voting Stock at the close of business on April 12, 2004, are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,851,866 shares of Voting Stock, each of which is entitled to one vote.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is first being mailed to stockholders on or about April 23, 2004. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so acting.

                              ELECTION OF DIRECTORS

      PHI's By-laws establish the number of directors to be elected at the Meeting at six. Al A. Gonsoulin, the holder of over a majority of PHI's outstanding Voting Stock, has informed PHI that he intends to vote his shares for the election of the six persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise.

      The Board does not have a nominating committee or other committee performing similar functions, as the Chairman of the Board owns a sufficient number of shares to elect all of the Company's directors, and NASDAQ rules contain an exemption from its nominating rules for controlled corporations. The Board does, however, approve all nominees for election, and a shareholder who desires a person to be considered as a director should address any communication to the Chairman of the Board at the Company's address. Similarly, a shareholder who wishes to communicate with the Board on any other subject should direct his communications to the Secretary of the Company, who will be responsible for disseminating such communications to the Board.

      The Company's By-laws provide a procedure that shareholders must follow to nominate a person for election as a director at a meeting of shareholders. A shareholder wishing to make a nomination must provide the Company in writing all information about the proposed nominee that is required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation, shares owned and shares entitled to vote at the meeting. Also, the shareholder must include his or her own name, address, number of shares owned, and number of shares entitled to vote at the meeting. To be timely, this notice must be delivered or mailed and received not less than 45 nor more than 90 days before the meeting. If the Company provides fewer than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.

      The following table sets forth certain information as of April 9, 2004, with respect to each person to be nominated on behalf of the Board. All such nominees were recommended by the Chairman of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The Board has determined, using criteria established by the NASDAQ and the SEC, that each of the nominees other than Messrs. Bospflug and Gonsoulin, are independent.

                                                                                                     Year First
                                                                                                      Became a
Name and Age                          Principal Occupation                                            Director
------------                          --------------------                                            --------
Al A. Gonsoulin, 61                   Chairman of the Board of PHI(1)                                    2001
Lance F. Bospflug, 49                 President and Chief Executive Officer of PHI(2)                    2001
Arthur J. Breault, Jr., 64            Tax lawyer and consultant(3)                                       1999
C. Russell Luigs, 71(4)               Consultant                                                         2002
Richard H. Matzke, 67(5)              Consultant                                                         2002
Thomas H. Murphy, 48                  Member, Murco Oil & Gas, LLC                                       1999
                                      (oil & gas production and investments)(6)

----------
(1) For more than five years, until December 31, 2001, Mr. Gonsoulin was President of the Sea Mar division of Nabors Industries.

(2) Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer and, from 1999 to 2000, Chief Executive Officer, of T.L. James & Company, Inc., a diversified construction, marine dredging and timber company.

(3) For more than 16 years until 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4) Mr. Luigs was President and Chief Executive Office of Global Marine, Inc. from the time he joined the company in 1977 until 1998. He was also Chairman of the Board of Global Marine, Inc. from 1982 until 1999. He then served as Chairman of the Executive Committee of the board from 1999 until 2001. Mr. Luigs served as a director of Global Marine, Inc. from the time he joined until it merged into GlobalSantaFe in 2001. He retired from GlobalSantaFe in September 2002, but remains a Director of that company.

(5) Mr. Matzke retired from ChevronTexaco, Inc. as Vice Chairman in February 2002 with 40 years of service, including service in various executive positions.

(6) For more than five years before 1998, Mr. Murphy was President of Murco Drilling Corporation, a U.S. onshore oil and gas drilling contractor.

      During the year ended December 31, 2003, the Board held five meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.

      The Board does not have a policy regarding Board member attendance at the annual stockholders meeting, but such meeting is normally established in connection with a Board meeting to be held immediately after the shareholder's meeting. All Board members attended the 2003 annual meeting and are expected to attend the 2004 annual meeting.

      The Board has an Audit Committee, the current members of which are Messrs. Arthur J. Breault, C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy (Chairman). This committee, which held five meetings during 2003, is responsible for performing the responsibilities described in the Audit Committee Charter. The Board also has a Compensation Committee, the current members of which are Messrs. Arthur J. Breault (Chairman), C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy. This committee, which met four times during 2003, is responsible for determining the compensation of officers and key employees and administering PHI's incentive compensation plans. The Board does not have a nominating committee.

      Each director, other than Mr. Bospflug and Mr. Gonsoulin, receives an annual fee of $30,000 and a fee of $3,000 for each Board or Committee meeting he or she attends in person and $1,000 for attendance by phone. Committee Chairmen receive an additional $1,000 per meeting fee.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of April 9, 2004 by (a) each director and nominee for director of PHI, (b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers") and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

                                                     Class of PHI                                    Percent of
Beneficial Owner                                     Common Stock         Number of Shares(1)           Class
----------------                                     ------------         -------------------           -----
DIRECTORS AND NOMINEES

Al A. Gonsoulin                                        Voting                    1,482,266              52.0
                                                       Non-Voting                        0                 *

Lance F. Bospflug                                      Voting                            0                 *
                                                       Non-Voting                  170,000               6.3

Arthur J. Breault, Jr.                                 Voting                            0                 *
                                                       Non-Voting                    4,657                 *

C. Russell Luigs                                       Voting                       10,000                 *
                                                       Non-Voting                   10,000                 *

Richard H. Matzke                                      Voting                            0                 *
                                                       Non-Voting                        0                 *

Thomas H. Murphy                                       Voting                        4,100                 *
                                                       Non-Voting                    4,757                 *

NAMED EXECUTIVE OFFICERS(2)

Michael J. McCann                                      Voting                            0                 *
                                                       Non-Voting                   25,000                 *

Richard A. Rovinelli                                   Voting                            0                 *
                                                       Non-Voting                        0                 *

William P. Sorenson                                    Voting                            0                 *
                                                       Non-Voting                   10,000                 *

ALL DIRECTORS AND EXECUTIVE                            Voting                    1,496,366              52.5
OFFICERS AS A GROUP (11 PERSONS)                       Non-Voting                  224,414               8.3

----------
* Less than one percent.

(1) Includes shares of non-voting stock issuable upon exercise of stock options as follows: Mr. Bospflug - 150,000 shares; Mr. McCann - 25,000 shares; and Mr. Sorenson - 10,000 shares; and all directors and executive officers as a group, approximately 224,414 shares. Shares subject to options currently exercisable by a person are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

(2) Information on Mr. Bospflug's and Mr. Gonsoulin's ownership is included under "Directors and Nominees" above.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      To PHI's knowledge, the only beneficial owners as of April 19, 2004, of more than 5% of the outstanding Voting Stock, determined in accordance with Rule 13d-3 of the SEC, were (i) Al A. Gonsoulin, 2001 S.E. Evangeline Thruway, Lafayette, Louisiana, whose beneficial ownership is shown under the heading "Stock Ownership of Directors and Executive Officers," (ii) Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, Wisconsin, which, according to a

Schedule 13G filed by that firm with the SEC, beneficially owns 224,617 shares, or 7.9%, (iii) FMR Corp., 82 Devonshire Street, Boston, Massachusetts, which, according to a Schedule 13G filed by that firm, beneficially owns 218,200 shares, or 7.6%, (iv) Woodbourne Partners, 200 N. Broadway, Suite 825, St. Louis, Missouri, which, according to a Schedule 13G filed by that firm, beneficially owns 224,700 shares or 7.9%, and (v) St. Denis J. Villere & Company, 210 Baronne St., Suite 808, New Orleans, Louisiana, which, according to a Schedule 13G filed by that firm, beneficially owns 164,800 shares, or 5.8%.

                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY OF EXECUTIVE COMPENSATION

      The following table summarizes for the past three years, the compensation of PHI's Chief Executive Officer and of certain other executive officers of PHI whose annual compensation for 2003 exceeded $100,000.

                                                                                                     Securities
                                                                                       Restricted    Underlying      All Other
Name and Principal Position                        Year    Salary$       Bonus$      Stock Awards#    Options#   Compensation$(3)(4)
---------------------------                        ----    -------       ------      -------------    --------   -------------------
Al A. Gonsoulin(1)                                 2003   $ 375,000            0              0            0          $ 16,638
Chairman                                           2002   $ 375,000            0              0            0          $    484
                                                   2001           0            0              0            0                 0

Lance F. Bospflug(2)                               2003   $ 275,000            0              0            0          $ 29,595
President and Chief                                2002   $ 275,000   $  160,000(5)           0            0          $ 35,828
Executive Officer                                                     $  390,000(6)
                                                   2001   $ 275,000            0              0            0          $ 13,757

Michael J. McCann                                  2003   $ 175,000            0              0            0          $ 10,942
Chief Financial Officer,                           2002   $ 175,000   $   35,000(5)           0            0          $ 16,692
Secretary and Treasurer                                               $   90,000(6)
                                                   2001   $ 175,000            0              0            0          $  9,999

Richard A. Rovinelli                               2003   $ 150,000            0              0            0          $  8,416
Chief Administrative                               2002   $ 150,000   $   40,000(5)           0            0          $ 12,268
Officer and Director of                                               $   90,000(6)
Human Resources                                    2001   $ 150,000            0              0            0          $  7,230

William P. Sorenson                                2003   $ 150,000            0              0            0          $ 23,127
Director of Marketing                              2002   $ 150,000   $   40,000(5)           0            0          $ 17,269
and Planning                                                          $   90,000(6)
                                                   2001   $ 150,000            0              0            0          $  9,451

(1) Mr. Gonsoulin became Chairman of the Board of PHI in September, 2001.

(2) Mr. Bospflug joined PHI in September, 2000 and became its Chief Executive Officer in August, 2001.

(3) Amounts shown include the following: Mr. Rovinelli - includes a housing subsidy/relocation allowance of $5,000 in 2001. For 2002 the amount shown includes purchase of unused vacation time of $6,697 for Mr. Bospflug, $5,023 for Mr. McCann, $4,413 for Mr. Rovinelli and $7,817 for Mr. Sorenson. For 2003, the amount shown includes purchase of unused vacation time of $10,702 for Mr. Sorenson.

(4) For each year, includes the aggregate value of matching Company contributions and allocations to the Company's 401(k) plan, and the value of term life insurance coverage provided. During 2003 matching contributions and allocations to the Company's 401(k) plan were credited to the accounts of: Mr. Gonsoulin - $12,075; Mr. Bospflug - $12,022; Mr. McCann - $8,986; Mr. Rovinelli
- $6,794 and Mr. Sorenson - $8,101. Also during 2003 the value of term life and disability insurance premiums paid or reimbursed by the Company was: Mr. Gonsoulin - $4,563; Mr. Bospflug - $17,573; Mr. McCann - $1,956; Mr. Rovinelli - $1,622 and Mr. Sorenson - $1,218. For Mr. Bospflug, the insurance reimbursement included a cash payment sufficient to pay taxes on the insurance premium reimbursement.

(5) These were bonus amounts payable under the Company's normal incentive arrangements.

(6) These bonus amounts were paid relative to achievement of specified restructuring requirements that were accomplished over the years 2001 and 2002, but which were not payable until all actions were accomplished in 2002.

OPTION EXERCISES AND HOLDINGS

      The following table contains information with respect to the Named Executive Officers concerning options exercised in 2003 and unexercised options held as of December 31, 2003. All options held are exercisable. No options were granted to any of them in 2003.

                                                                                     Value of
                                                              Number of Securities  Unexercised
                         Shares Acquired                     Underlying Unexercised In-the-Money
Name                       on Exercise       Value Realized         Options           Options(1)
----                       -----------       --------------         -------           ----------
Al A. Gonsoulin                    0                 0                   0                   0
Lance F. Bospflug                  0                 0             150,000          $2,391,000
Michael J. McCann                  0                 0              25,000          $  303,750
Richard A. Rovinelli          12,500          $184,375(2)                0                   0
William P. Sorenson                0                 0              10,000          $  142,500

(1) Reflects the difference between the $27.00 closing price of the Common Stock on December 31, 2003, and the respective exercise prices of the options.

(2) See description in Certain Transactions (page 8).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      PHI maintained until 2004 a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to its 401(k) Retirement Plan. The SERP provided an annual benefit, generally equivalent to 33 1/3% of each such participant's salary at the date she or he became a participant, up to $200,000 of salary, plus 50% of such salary in excess of $200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Messrs. Bospflug, McCann, Rovinelli and Sorenson are $104,166, $58,200, $40,000, and $30,400,
respectively. Mr. Gonsoulin is not a participant in the SERP.

      In 2004, the Board of Directors terminated the SERP, subject to any vested rights, and plans to offer participants a buy-out of their interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      The Compensation Committee consists of Arthur Breault, Jr., C. Russell Luigs, Richard H. Matzke and Thomas Murphy. No member of the Compensation Committee was ever an officer or employee of PHI or any of its subsidiaries.

THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      GENERAL. The functions of the Compensation Committee are to determine compensation and benefits of officers and key employees and to administer PHI's incentive compensation plans. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee has retained an outside consultant from time to time to assist it in obtaining relevant information on pay practices at comparable organizations and to assist it in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

      The Compensation Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

      Under the Omnibus Budget Reconciliation Act ("OBRA"), publicly-held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options and restricted stock awards. The Compensation Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

      PHI's executive compensation currently consists of two principal components: salary and annual incentive payments.

      SALARY AND ANNUAL INCENTIVE PAYMENTS. Salaries for officers other than the Chairman of the Board and the Chief Executive Officer were established in 1999 with the aid of an outside consultant. No pay increases have been awarded since. In 2002 the salary of the Chairman of the Board was fixed at $375,000 per year in recognition of the performance of PHI and his undertaking full time responsibility.

      No annual incentive awards were made in 2001. In May 2002, the Compensation Committee, in recognition of the Company's performance so far during the year and accomplishment of certain restructuring objectives, authorized a bonus pool of $1,200,000 and authorized the Chairman of the Board to determine recipients and amounts of bonuses to be paid. Also in 2002, the Compensation Committee began a study, with the assistance of an outside consultant, of the Company's compensation practices, looking toward adopting a comprehensive compensation program for executives in 2003, but the study was not completed. Pending the conclusion of that study and the adoption of a program, in March, 2003 the Committee authorized a bonus pool of from 3% to 5% of PHI's pre-tax earnings in 2002, the precise amount to be determined by the Chairman of the Board, and authorized the Chairman to make individual payments in his discretion. No bonus was paid for 2003.

      CHIEF EXECUTIVE OFFICER COMPENSATION. In September, 2000 Lance Bospflug was employed as President, and on August 17, 2001, he was named Chief Executive Officer at no increase in compensation. The terms of his employment letter require an annual performance and salary review, but no such review has yet been conducted by the Compensation Committee or the Board. The bonus awards paid for 2002 was determined by the Chairman of the Board as authorized by the Compensation Committee.

      The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with or below comparable companies.

      By the Members of the Compensation Committee.

                  Arthur J. Breault, Jr.
                  C. Russell Luigs
                  Richard H. Matzke
                  Thomas H. Murphy

CERTAIN TRANSACTIONS

      In 2003, the Company purchased 12,500 stock options previously awarded to Mr. Richard Rovinelli. The net amount paid for the options was $184,375, representing the difference between the market price of $27.50 on the date of the transaction, May 15, 2003, and the option price, which was $12.75.

PERFORMANCE GRAPH

      The following Performance Graph compares PHI's cumulative total stockholder return on its Voting Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Howard, Weil/Bloomberg Oilfield Services Index ("HWB Index"), assuming the investment of $100 on January 1, 1999, at closing prices on December 31, 1998, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The HWB Index consists of 34 publicly-held companies in the oil field service industry and is published by Howard, Weil, Labouisse, Friedrichs, Inc.

                                  (LINE GRAPH)


CUMULATIVE TOTAL RETURNS AS OF DECEMBER 31.

INDEX                      1998    1999    2000     2001    2002    2003
-----                      ----    ----    ----     ----    ----    ----
PHI                       100.0   57.38   80.52   124.07  183.87  151.99
Russell 2000              100.0  121.08  118.13   117.23   92.97  137.20
HWB Index                 100.0  144.86  216.90   168.60  153.12  163.98


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors of PHI is composed of non-employee directors. It operates under an Audit Committee charter revised in 2003 and 2004, a copy of which is attached to this Information Statement. The Board has made a determination that the members of the Audit Committee satisfy the requirements of NASDAQ as to independence, and that all members of the Audit Committee are financially sophisticated within the meaning of NASDAQ rules. The Board has also determined that it is not clear whether any member of the Audit Committee is a "Financial Expert" within the meaning of SEC Rules, but the Board does not feel a Financial Expert to be necessary in view of the overall financial sophistication of Committee members. This is a report of the Committee's activities relating to 2003.

      The Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of statements on Auditing Standards, AU Section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditor's independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

      In accordance with the rules of the SEC, the foregoing information is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to its Regulation 14A, other than as provided in that Regulation, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                    Thomas H. Murphy, Chairman
                                    Arthur J. Breault, Jr.
                                    C. Russell Luigs
                                    Richard F. Matzke

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

GENERAL

      Our consolidated financial statements for 2002 and 2003 were audited by the firm of Deloitte & Touche, LLP, which will remain as our auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of Deloitte & Touche, LLP, are not expected to be present at the Meeting.

FEES

      The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

                                                             Year ended December 31,
                                           -----------------------------------------------------------------
 Fee Category                                         2003                                2002
 ------------                                         ----                                ----
                                              Amount          Percentage          Amount          Percentage
                                              ------          ----------          ------          ----------
Audit fees                                 $  229,000             19%         $  215,000              5%
Audit-related fees                            165,000             12%            109,000              3%
                                           ----------            ---          ----------            ---
Total Audit and Audit-related fees         $  394,000             29%         $  324,000              8%

Tax fees                                      128,000             10%             57,000              2%
Other Fees                                    828,000             61%          3,587,000             90%
                                           ----------            ---          ----------            ---
Total fees                                 $1,350,000            100%         $3,968,000            100%
                                           ==========            ===          ==========            ===

Fees for audit services include fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q, services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditors can provide. Audit-related fees principally include, accounting consultations and employee benefit plan audits, and in 2003 include Sarbanes-Oxley Section 404 advisory services ($155,000). Tax fees include tax compliance, tax advice and, in 2003, included amended tax returns covering several prior years. Other fees for 2003 include consulting work related to replacement of the Company's inventory, materials, and maintenance system ($699,000), and the remainder related to the completion of the Company's financial information systems. Other fees for 2002 were related to replacement of the Company's financial information systems.

POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

      All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI's Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

               PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

      The Board of Directors of the Company has unanimously approved the amendment of Article 1 of the Articles of Incorporation and recommend that it be submitted to the Company's stockholders for approval. The proposed amendment would, if approved, change the name of the Company from "Petroleum Helicopters, Inc." to PHI, Inc., by amending Article 1 of the Articles of Incorporation to read as follows

      ARTICLE 1. NAME. The name of the corporation is PHI, Inc. (hereinafter referred to as the "Corporation").

      The Company believes that the Company is better known as PHI rather than by its full name, so that the proposed name change will simply make official what is already the practical case.

      If the proposed amendment is approved the Common Stock symbol on the NASDAQ Stock Market will not be changed.

      The proposed Amendment of Article 1 of the Articles of Incorporation must be approved by a majority of the outstanding shares to be effective. The Board of Directors believes that the proposed name change is in the best interests of PHI and its stockholders and recommends that stockholders vote for the proposed Amendment to Article 1 of the Articles of Incorporation.

                                  OTHER MATTERS

QUORUM AND VOTING

      The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote, and the proposed amendment to the Articles of Incorporation will require approval of holders of a majority of the outstanding shares of voting stock.

      A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as not present at the Meeting except with respect to the convening of the Meeting and the election of directors. Broker non-votes will have no effect on the election of directors but will have the effect of a vote against the proposed amendment to the Articles of Incorporation.

      The Board does not know of any matters to be presented at the Meeting other than those described herein.

STOCKHOLDER PROPOSALS

      Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy or information materials relating to the 2004 annual meeting of stockholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Information Statement in time to arrive at PHI before January 14, 2005.

      The Company's by-laws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting; in case of the 2005 annual meeting, this provision will require notice between March 5, 2005 and February 3, 2005. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

      This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                                          By Order of the Board of Directors

                                          -------------------------------------
                                          Michael J. McCann
                                          Secretary

Lafayette, Louisiana
April 20, 2004

                                                                       Exhibit A

                           PETROLEUM HELICOPTERS, INC.

                             AUDIT COMMITTEE CHARTER

I. COMMITTEE MEMBERSHIP

      A. The Audit Committee of Petroleum Helicopters, Inc. (the "Company") shall be comprised of at least three directors who shall be independent with the meaning of applicable rules of the NASDAQ and the Securities and Exchange Commission, and who shall also possess the qualifications of NASDAQ.

II. COMMITTEE PURPOSES

      A. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

      B. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004), and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

      C. The independent auditors shall submit to the Audit Committee annually a formal statement (the "Auditors' Statement") describing:
            (1) the auditors' internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (3) to assess the auditors' independence, all relationships between the independent auditors and the Company, including the matters set forth in Independence Standards Board No. 1.

      D. The independent auditors shall submit to the Audit Committee annually a formal statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (1) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
            (2) assurance and related services not included in clause (1) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (3) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (4) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III. COMMITTEE DUTIES AND RESPONSIBILITIES

      To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

      A.    with respect to the independent auditors:

            1. to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, who shall report directly to the Audit Committee;

            2. to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

            3. to pre-approve, and to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

            4. to ensure that the independent auditors prepare and deliver annually an Auditors' Statement, and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

            5. to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences; and

            6. to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring/reviewing partner and any other active audit engagement team partner;

      B. with respect to the internal auditing department, to review the appointment and replacement of the director of the internal auditing department, who shall report directly to the Audit Committee but shall also be given managerial responsibility and oversight by the Chief Financial Officer of the Company;

      C. with respect to accounting principles and policies, financial reporting and internal audit control over financial reporting:

            1. to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61, as it may be modified or supplemented, or other professional standards;

            2. to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

                  i.    to discuss the scope of the annual audit;

                  ii. to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

                  iii. to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

                  iv. to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

                  v. to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company; and

                  vi. to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

            3. to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

            4. to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

            5. to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

            6. to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

            7. to discuss and review the type and presentation of information to be included in earnings press releases;

            8. to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

            9. to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by

                  Company employees of concerns regarding questionable accounting or auditing matters;

            10. to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

            11. to review and approve all related party transactions of the Company;

      D.    with respect to reporting and recommendations:

            1. to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

            2. to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

            3. to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

IV. COMMITTEE STRUCTURE AND OPERATIONS

      The Audit Committee shall designate one member of the Audit Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate; should meet separately at least quarterly with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately; and should meet without management present at least once a year. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

V. DELEGATION TO SUBCOMMITTEE

      The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

      A. The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

      B. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

            1. compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            2.    compensation of any advisers employed by the Audit Committee;
                  and

            3. ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.